UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2025

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 31, 2025, International Paper Company, a New York corporation (the “Company”), through its indirect wholly owned subsidiary, International Paper UK Holdings Limited, completed the closing (the “Closing”) of its previously announced acquisition (the “Acquisition”) of the entire issued and to be issued ordinary shares of DS Smith plc, a public limited company registered in England and Wales (“DS Smith”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above in the Introductory Note, on January 31, 2025, the Company completed the Closing. The Acquisition was effected by means of a court-sanctioned sanctioned scheme of arrangement between DS Smith and shareholders of DS Smith under Part 26 of the UK Companies Act 2006, as amended.

On April 16, 2024, the Company released an announcement pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing the terms of the Acquisition (the “Rule 2.7 Announcement”), pursuant to which, for each ordinary share of DS Smith (the “DS Smith Shares”), DS Smith shareholders would receive 0.1285 of a new share of common stock of the Company, par value $1.00 per share (the “Company Common Stock”), resulting in the issuance of approximately 179,847,780 new shares of Company Common Stock (the “New Company Common Stock”).

On February 4, 2025, it is expected that the DS Smith Shares will be delisted from the London Stock Exchange (the “LSE”).

On February 4 2025, it is expected that the shares of New Company Common Stock will begin trading on the New York Stock Exchange under the symbol “IP” and the shares of Company Common Stock, including the shares of New Company Common Stock, will begin trading on the LSE via a secondary listing under the symbol “IPC.”

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Rule 2.7 Announcement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2024, and the Co-operation Agreement, entered into on April 16, 2024, between the Company and DS Smith in connection with the Acquisition (the “Co-operation Agreement”), which is attached as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2024.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 2.01 of this Current Report on Form 8-K, the Company will issue the shares of New Company Common Stock as part of the consideration in the Acquisition (the “Share Issuance”). The shares of New Company Common Stock will be issued in reliance on the exemption from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended. As a result of the Share Issuance, the holders of New Company Common Stock will collectively own approximately 34.1% of the Company’s outstanding share capital, based on the Company’s basic outstanding share capital and DS Smith’s fully diluted share capital as of January 31, 2025.

Item 8.01.	Other Events.

On January 31, 2025, the Company issued a press release announcing the Closing. A copy of the Company press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company previously filed in its Definitive Proxy Statement filed on Schedule 14A with the SEC on September 12, 2024 (together with any amendments and supplements, the “Proxy Statement”) the financial statements required under Item 9.01(a) in connection with the Acquisition, which are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The Company previously filed in the Proxy Statement the unaudited pro forma financial information required under Item 9.01(b) in connection with the Acquisition, which is incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1	Rule 2.7 Announcement dated April 16, 2024 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2024)

2.2	Co-operation Agreement, dated April 16, 2024, between the Company and DS Smith (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2024)

99.1	Company Press Release, dated January 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
Dated: January 31, 2025
	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary